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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of the following:

1) Our report dated December 23, 1996, relating to the supplemental consolidated financial statements of View Tech, Inc., which appear in such Prospectus;

2) Our report dated September 24, 1996, relating to the Financial Statements of View Tech, Inc. for the year ended June 30, 1996, which appear in such Prospectus;

3) Our report dated December 21, 1996, relating to the financial statements of USTeleCenters, Inc., which appear in such Prospectus; and

4)  Reference to us under the heading "Experts" in such Prospectus.



\s\ CARPENTER KUHEN & SPRAYBERRY



Oxnard, California
January 8, 1997